BARK Announces Annual Meeting Results and Alignment with Continued Operational Progress and Long-Term Stockholder Value

NEW YORK – March 26, 2026 – BARK, Inc. (NYSE: BARK) (“BARK” or the “Company”), a leading dog brand with a mission to make all dogs happy, today announced the results of its Annual Meeting of Stockholders held March 25, 2026, including the approval of a proposal to implement a 1-for-20 reverse stock split of the Company’s common stock (“Reverse Stock Split”).

The Reverse Stock Split is intended to increase the per-share trading price of the Company’s common stock in order to regain compliance with the New York Stock Exchange (“NYSE”) minimum bid price requirement and is anticipated to become effective on April 1, 2026, with trading on a split-adjusted basis to commence at market open on April 1, 2026. The Company believes that maintaining its listing on the NYSE is important to support liquidity, price transparency and access to a broad base of investors.

In addition, the Company believes that increasing the per-share trading price of its common stock through the Reverse Stock Split may improve its marketability to, and acceptance by, institutional investors and other members of the investing public.

Additional information regarding the Reverse Stock Split will be included in a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission.

Alignment with Continued Operational Progress and Long-Term Stockholder Value

Today’s announcement follows BARK’s recent operational updates, including actions taken to streamline the Company’s cost structure and improve profitability and cash generation. As disclosed on March 23, 2026, these initiatives are expected to result in up to $28 million in annualized cost savings and position the Company to operate more efficiently while continuing to invest in growth.

In addition, BARK disclosed on March 23, 2026 that it has paid approximately $15.4 million in incremental tariffs to date, with $10.5 million allocated to cost of goods sold for the Company’s projected fiscal year ending March 31, 2026.

The Board and management team remain focused on driving sustainable value creation through disciplined execution and capital allocation.

About BARK
BARK is the world’s most dog-centric company, devoted to making all dogs happy with the best products, food, services, and content. BARK’s dog-obsessed team leverages its unique, data-driven understanding of what makes each dog special to design playstyle-specific toys, wildly satisfying treats, dog-first experiences that foster the health and happiness of dogs everywhere, and more. Founded in 2011, BARK loyally serves millions of dogs nationwide with BarkBox and Super Chewer, its themed toys and treats subscriptions; custom product collections through its retail partner network, including Target, Chewy, and Amazon; BARK in the Belly, a premium dog food and consumables line that donates 100% of food profits to fight canine hunger; and BARK Air, the first air travel experience designed specifically for dogs first. At BARK, we want to make dogs as happy as they make us because dogs and humans are better together. Sniff around at bark.co for more information.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding anticipated benefits of the Reverse Stock Split and potential cost savings and potential tariff refunds, that are based on the Company’s current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” "anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. Actual results and outcomes could differ materially from any results or outcomes made or implied in such forward-looking statements. Important factors that could cause or contribute to such differences include, but are not limited to, risks and information included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's quarterly report on Form 10-Q for the quarter ended December 31, 2025, filed with the SEC on February 5, 2026, copies of which may be obtained by visiting the Company’s Investor Relations website at https://investors.bark.co/ or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the Company on the date hereof. The Company assumes no obligation to update such statements except as required by law.

Contacts
Investors:
investors@barkbox.com

Media:
press@barkbox.com

Jim Golden / Ed Hammond / Quinn Conway
Collected Strategies
BARK-CS@collectedstrategies.com